SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Synaptic Pharmaceutical Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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**THIS FILING IS IDENTICAL TO THE FILING MADE ON NOVEMBER 21, 2002 (ACCESSION NUMBER 0001047469-02-004000) OTHER THAN THE INFORMATION CONCERNING DIRECTORS AND OFFICERS OF SYNAPTIC PHARMACEUTICAL CORPORATION. THIS FILING IS BEING MADE TODAY FOR THE SOLE PURPOSE OF UPDATING CERTAIN INFORMATION REGARDING SYNAPTIC PHARMACEUTICAL CORPORATION AND ITS DIRECTORS AND OFFICERS. **

November 21, 2002

SYNAPTIC AGREES TO BE ACQUIRED BY LUNDBECK

        Paramus, N.J., Nov. 21 Synaptic Pharmaceutical Corporation (Nasdaq: SNAP), today announced that it has signed a definitive merger agreement with H. Lundbeck A/S, a Denmark-based international pharmaceutical company, by which Lundbeck will acquire Synaptic for $6.50 per common share in cash, or approximately $121 million. The per share merger consideration represents an 8% premium over yesterday's closing price and a 62.5% premium over the price one week ago. The merger is contingent on approval by Synaptic's stockholders, regulatory approvals and other customary closing conditions. Synaptic intends to hold a special meeting of its stockholders to approve the merger in the first quarter of 2003 and to close the transaction shortly thereafter. Warburg Pincus Private Equity VIII, L.P., Synaptic's largest stockholder, has signed a Voting Agreement with Lundbeck to vote its shares in favor of the transaction. Warburg Pincus owns approximately 35% of Synaptic. The transaction has been approved by the Boards of Directors of Synaptic and Lundbeck.

        "Acquiring Synaptic will enhance Lundbeck's leadership position in CNS research and development and provide a US-base for research and development operations" said Erik Sprunk-Jansen, President and CEO of Lundbeck. "Synaptic has a number of CNS projects in discovery, pre-clinical and clinical development that are focused in our main therapeutic areas of depression, anxiety and psychosis. In addition, Synaptic provides a foundation for growing our US business."

        Errol De Souza, President and CEO of Synaptic said, "By joining Lundbeck, Synaptic will gain significant scientific, clinical development and financial support to help exploit our proprietary portfolio of G Protein-Coupled Receptors (GPCRs) and bring our discoveries to market faster. Lundbeck has a rich tradition of excellent research & development from which Synaptic's projects will benefit. The transaction provides Synaptic stockholders with immediate liquidity and a premium to recent trading prices. In addition, the transaction removes future financing risk for Synaptic in this uncertain environment."

        "The proposed acquisition of Synaptic is a good strategic fit with Lundbeck's R&D program and is expected to lead to a significant increase in clinical development candidates. Synaptic's target-driven approach to drug discovery and development is supported by an outstanding scientific team and proprietary technology," said Dr Claus Braestrup, Executive Vice President, Head of R&D at Lundbeck. "The objective is to reach a fruitful interaction of the R&D teams in the companies and simultaneously retain Synaptic as an excellent drug discovery and innovation unit."

        For further information please contact Errol B. De Souza, President and CEO of Synaptic Pharmaceutical Corporation, tel (201) 261-1331 ext. 103 or Robert Ferris, RFBinder Partners, Investor Relations for Synaptic Pharmaceutical Corporation, tel (212) 994-7505.

        Synaptic Pharmaceutical Corporation is a pioneer in the development of pharmaceuticals that target G protein-coupled receptors (GPCRs) to achieve superior efficacy and safety in the treatment of disorders such as depression, diabetes, obesity, pain and incontinence. As of November 21, 2002, Synaptic is collaborating with Grunenthal GmbH on discovering compounds for the alleviation of pain and with Kissei Pharmaceutical Co., Ltd. to identify novel G protein-coupled receptors that can provide new drug discovery targets for Kissei. Glaxo Group Limited, Eli Lilly and Company, Novartis Pharma A.G. and Ranbaxy Laboratories Limited have also been granted licenses by Synaptic.

        H. Lundbeck A/S is an international pharmaceutical company engaged in the research and development, production, marketing and sale of drugs for the treatment of psychiatric and neurological disorders. In 2001, the Company's revenue was DKK 7.7 billion. The number of employees is approx. 4,800.

Advisors

        Lundbeck was advised by JPMorgan. Synaptic was advised by Bank of America Securities.

Forward looking statements

        This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, those related to the transactions described in this press release, future cash and spending plans, amounts of future research funding, and any other statements regarding future growth, future cash needs, future operations, business plans and financial results, the build out of the company's drug pipeline, and any other statements which are not historical facts. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to delays in completion of, or failure to complete, the transactions described in this press release, difficulties or delays in development, testing, regulatory approval, production and marketing of drug candidates, any unexpected adverse side effects or inadequate therapeutic efficacy of drug candidates that could slow or prevent product development efforts, competition within anticipated product markets, the uncertainty of product development in the pharmaceutical industry, the inability to license potential products or certain rights thereto to third parties, the uncertainty of patent protection for intellectual property or trade secrets and those risks and uncertainties detailed under the captions "Competition" and "Government Regulation" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (the "2001 Form 10-K"), as well as the risks and uncertainties disclosed under the captions "Risk Factors" and "Patents, Proprietary Technology and Trade Secrets" as "Cautionary Statements" in the 2001 Form 10-K or detailed from time to time in filings the company makes with the Securities and Exchange Commission. Although the company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, it can give no assurance that such expectations will prove to be correct. The company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional information

        Stockholders of Synaptic are urged to read the proxy statement that Synaptic will file on Schedule 14A with the Securities and Exchange Commission ("SEC") when it becomes available, and any other relevant documents filed or to be filed in the future with the SEC because those documents contain important information about Synaptic, the proposed transactions and related matters. Investors and security holders can obtain free copies of the proxy statement at Synaptic's web site, www.synapticcorp.com or by contacting Investor Relations, Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, NJ 07652 (Telephone: (201) 261-1331, ext. 1410). Investors and security holders can also obtain free copies of the proxy statement and other documents filed by Synaptic and henceforth by Lundbeck with the SEC in connection with the proposed transactions at the SEC's web site at www.sec.gov.

        In addition to the proxy statement, Synaptic files annual, quarterly and special reports, proxy statements and other information with the SEC, each of which are available at the SEC's web site at www.sec.gov. Lundbeck has not previously filed any reports or other information with the SEC because Lundbeck has no securities registered pursuant to the Securities Exchange Act of 1934, as amended. You may also read and copy any reports, statements and other information filed by Synaptic and henceforth by Lundbeck at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        Synaptic, Lundbeck, and their respective directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Synaptic's stockholders to approve the proposed transactions. Such individuals may have interests in the transactions, including as a result of holding options or shares of Synaptic's stock. Information regarding Lundbeck and its directors and officers is contained in its DFAN 14A, filed with the SEC on November 21, 2002. Information regarding Synaptic and its directors and officers is set forth below.

Information Regarding Participants on behalf of Synaptic

        Set forth below is the name, business address, principal occupation or employment and as of November 22, 2002, the holdings of Synaptic securities (including options exercisable within 60 days after November 22, 2002) of each director and executive officer of Synaptic. The name of each person who is a director of Synaptic is marked with a double asterisk.

Name and Address of Beneficial Owner (1)	Common Stock (2)			Preferred Stock (3)			Principal Occupation or Employment
	Shares		%	Shares		%
Errol B. De Souza**	83,331	(4)	*	—		—	President and Chief Executive Officer of Synaptic
Thomas P. Blackburn	53,750	(5)	*	—		—	Vice President for Drug Development Operations of Synaptic
Stewart J. Hen**	4,686	(6)	*	—		—	Vice President of Warburg Pincus LLC
Zola P. Horovitz, Ph.D.**	21,895	(7)	*	—		—	Consultant to biotechnology and pharmaceutical companies
Jonathan S. Leff**	6,434,609	(8)	37.0%	34,850	(9)	85.0%	Managing Director of Warburg Pincus LLC
John E. Lyons**	21,792	(10)	*	—		—	Director of Synaptic
Patrick J. McDonald**	12,395	(11)	*	—		—	Director of Synaptic
Alison Taunton-Rigby, Ph.D**	21,895	(12)	*	—		—	President and Chief Executive Officer of Forester Biotech
Theresa A. Branchek, Ph.D	131,598	(13)	1.2%	—		—	Vice President for Research of Synaptic
Richard L. Weinshank, Ph.D	111,798	(14)	1.0%	—		—	Vice President of Business Development of Synaptic
Robert L. Zerbe, M.D.**	4,061	(15)	*	—		—	Chief Executive Officer and a director of QUATRx Pharmaceuticals Company
All directors and principal executive officers as a group (11 persons)	6,901,810	(16)	38.6%	34,850	(17)	85.0%

*
Less than 1%.

**
Denotes that such person is a director of Synaptic.

        (1)  The address of each person identified is c/o Synaptic Pharmaceutical Corporation, 215 College Road, Paramus, New Jersey 07652. Except as indicated in the other footnotes to this table, each person named in this table has sole voting and investment power with respect to all shares of stock beneficially owned by that person.

        (2)  Includes options or convertible securities exercisable for or convertible into common stock within 60 days after November 22, 2002, for purposes of computing the percentage of common stock owned by that person, but not for purposes of computing the percentage of common stock owned by any other person.

        (3)  Includes shares of Series B Convertible Preferred Stock and shares of Series C Convertible Preferred Stock.

        (4)  Consists of 83,331 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (5)  Consists of 53,750 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (6)  Consists of 4,686 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (7)  Consists of (a) 4,500 shares of common stock and (b) 17,395 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (8)  Consists of (a) 4,686 shares of common stock subject to options exercisable within 60 days after November 22, 2002 and (b) 6,429,923 shares of common stock issuable upon conversion of 9,398 shares of Series B Convertible Preferred Stock and 25,452 shares of Series C Convertible Preferred Stock held by Warburg Pincus Private Equity VIII, L.P. ("WPPE"). Warburg, Pincus & Co. is the sole general partner of WPPE. WPPE is managed by Warburg Pincus LLC. Mr. Leff is a general partner of Warburg, Pincus & Co. and a managing director of Warburg Pincus LLC. Mr. Leff disclaims beneficial ownership of all shares held by WPPE.

        (9)  Consists of 34,850 shares of preferred stock held by WPPE. Mr. Leff is a general partner of Warburg, Pincus & Co. and a managing director of Warburg Pincus LLC. Mr. Leff disclaims beneficial ownership of all shares held by WPPE.

        (10) Consists of (a) 4,397 shares of common stock and (b) 17,395 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (11) Consists of 12,395 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (12) Consists of (a) 4,500 shares of common stock and (b) 17,395 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (13) Consists of (a) 15,565 shares of common stock and (b) 116,033 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (14) Consists of (a) 5,048 shares of common stock and (b) 106,750 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (15) Consists of 4,061 shares of common stock subject to options exercisable within 60 days after November 22, 2002.

        (16) Includes (a) 34,010 shares of common stock, (b) 437,877 shares of common stock subject to options exercisable within 60 days after November 22, 2002, (c) 6,429,923 shares of common stock issuable upon conversion of: (i) 9,398 shares of Series B Preferred Stock and (ii) 25,452 shares of Series C Preferred Stock held by WPPE. All officers and directors of Synaptic disclaim beneficial ownership of all shares held by WPPE.

        (17) Consists of 34,850 shares of preferred stock held by WPPE. All officers and directors of Synaptic disclaim beneficial ownership of all shares held by WPPE.